                                CREDIT AGREEMENT

         This Agreement, dated as of June 17, 1999, is among Kaydon Corporation (the "Company"), the Subsidiary Borrowers (as hereinafter defined) from time to time parties hereto (together with the Company, the "Borrowers"), the Lenders and Bank One, Michigan, as L/C Issuer and as Administrative Agent. The parties hereto agree as follows:



                                    ARTICLE I

                                   DEFINITIONS


         As used in this Agreement:

         "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/10,000 of 1%) offered by such Lender and accepted by a Borrower pursuant to Section 2.5.6.

         "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to a Borrower at the same time and for the same Absolute Rate Interest Period.

         "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.5.3.

         "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance or an Absolute Rate Loan, a period of not less than 7 days and not more than 360 days commencing on a Business Day selected by a Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

         "Absolute Rate Loan" means a loan made pursuant to Section 2.5 which bears interest at an Absolute Rate.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Administrative Agent" means Bank One, in its capacity as Administrative Agent of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

         "Advance" means an Absolute Rate Advance, a Competitive Bid Advance, a Swing Loan or a Revolving Credit Advance, as the case may be

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "Agreed Currency" means (i) so long as such currencies remain Eligible Currencies, British Pounds Sterling and the Euro, and (ii) any other Eligible Currency which the Borrower requests the Administrative Agent to include as a Agreed Currency hereunder and which is acceptable to the Administrative Agent. If, after the designation by the Administrative Agent of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (z) in the determination of the Administrative Agent, a Dollar Equivalent of such currency is not readily calculable, the Administrative Agent shall promptly notify the Borrower, and such currency shall no longer be an Agreed Currency until such time as the Administrative Agent agrees to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in Article II.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means with respect to the Company, any of the Chairman, the President, any Vice President or the Secretary of the Company, or, with respect to any Subsidiary Borrower, either of the President or the Secretary of each Subsidiary Borrower, in each case acting singly.

         "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

         "Bank One" means Bank One, Michigan, a Michigan banking corporation, in its individual capacity and its successors.

         "Borrower" is defined in the preamble hereto.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.9

         "British Pounds Sterling" or "(pound)" means the lawful currency of the United Kingdom.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral Shortfall Amount" is defined in Section 8.1.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, each Borrower, in an aggregate amount not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to a Borrower at the same time, at the same interest basis, and for the same Interest Period.

         "Competitive Bid Borrowing Notice" is defined in Section 2.5.6.

         "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, as the case may be.

         "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/10,000 of 1%) to be added to or subtracted from such Eurodollar Base Rate.

         "Competitive Bid Note" is defined in Section 2.5.9.

         "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit A hereto completed and delivered by a Lender to the Administrative Agent in accordance with Section 2.5.4.

         "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit B hereto completed and delivered by a Borrower to the Administrative Agent in accordance with Section 2.5.2.

         "Consolidated EBIT" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis.

         "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis.

         "Consolidated Indebtedness" means at any time the Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Total Indebtedness" as of any date, means all of the following for the Company and its Subsidiaries on a Consolidated basis and without duplication: (i) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capitalized Lease Obligations or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets, in each case whether direct or indirect; (ii) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all reimbursement obligations under outstanding letters of credit in respect of drafts which have been presented and have not yet been paid and are not included in clause (i) above.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Conversion/Continuation Notice" is defined in Section 2.10.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by Bank One, from time to time, changing when and as said corporate base rate changes.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Default" means an event described in Article VII.

         "Documentation Agent" means SunTrust Bank, in its capacity as Documentation Agent hereunder and not in its individual capacity as a Lender.

         "Dollar Equivalent" means, with respect to any currency, at any date, the equivalent thereof in Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

         "Dollars" and "$" means the lawful money of the United States of America.

         "Domestic Borrower" means any Borrower which is organized under the laws of any state of the United States of America.

         "Domestic Subsidiary" means any Subsidiary which is organized under the laws of any State of the United States of America.

         "Effective Date" means June 17, 1999.

         "Eligible Currency" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which a Dollar Equivalent may be readily calculated.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Euro" and/or "EUR" means the euro referred to in Council Regulation
(EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "Eurodollar Advance" means a Revolving Credit Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.5.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Administrative Agent to be the rate at which Bank One, or one of its Affiliates offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Bid Rate" means, with respect to a Loan made by a given Lender for the relevant Interest Period, the sum of (a) the Eurodollar Base Rate and (b) the Competitive Bid Margin offered by such Lender and accepted by a Borrower pursuant to Section 2.5.6.

         "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Bid Rate Loan" means a Competitive Bid Loan which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Loan" means a Revolving Credit Loan which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Exchange Act" means the securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and interpretations thereunder.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Facility LC" is defined in Section 2.20.1.

         "Facility LC Application" is defined in Section 2.20.3.

         "Facility LC Collateral Account" is defined in Section 2.20.11.

         "Facility Termination Date" means June 17, 2004, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Detroit time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates, forward rates or commodity prices, including, but not limited to, interest rate swap or exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.

         "Fixed Rate Advance" means an Advance which bears interest at the Fixed Rate.

         "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Guarantor" means, with respect to the Obligations of the Subsidiary Borrowers, the Company and each Domestic Subsidiary and any other Person executing a Guaranty from time to time, and each of their respective successors and assigns.

         "Guaranty" means that each guaranty executed by each Guarantor in favor of the Administrative Agent pursuant to this Agreement for the ratable benefit of the Lenders substantially in the form of Exhibit C hereto, as it may be amended or modified and in effect from time to time.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations and (vii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by a Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D hereto, completed and delivered by the Administrative Agent to the Lenders in accordance with
Section 2.5.3.

         "Joinder Agreement" means the joinder agreement to be entered into by each Subsidiary Borrower subsequent to the date hereof pursuant to Section 8.2.2, substantially in the form of Exhibit E hereto.

         "LC Fee" is defined in Section 2.20.4.

         "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.20.5.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.18.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Total Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Company's then most-recently ended four fiscal quarters.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement, the Facility LC Applications, the Guaranties and any Notes issued pursuant to Section 2.14.

         "Managing Agent" means Comerica Bank in its capacity as Managing Agent hereunder and not in its individual capacity as a Lender.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of any Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders thereunder.

         "Material Indebtedness" is defined in Section 7.5.

         "Modify" and "Modification" are defined in Section 2.20.1.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Notes" shall mean, collectively, the Revolving Credit Notes and the Competitive Bid Notes.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

         "Operating Expense or Cost Reduction" means, with respect to the calculation of any financial ratio under this Agreement on a Pro Forma Basis, an operating expense or cost reduction with respect to an Acquisition, which, in the good faith estimate of management, will be realized as a result of such Acquisition, provided that the foregoing eliminations of operating expenses and realizations of cost reductions shall be of the types permitted to be given effect to in accordance with Article 11 of Regulation S-X under the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, as in effect on the Effective Date.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Company and its Subsidiaries.

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to the Dollar Equivalent of its Pro Rata Share of Swing Loans at such time.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last Business Day of each March, June, September and December occurring after the Closing Date, commencing June 30, 1999.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Pro Forma Basis" means, for purposes of calculating compliance with any financial ratio under this Agreement for all purposes, including without limitation, calculation of the Applicable Margin and the Applicable Fee Rate, giving pro forma effect to certain transactions such that, (i) Acquisitions which occurred during the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to this Agreement (the "Reference Period") or subsequent to the Reference Period and on or prior to the determination date shall be assumed to have occurred on the first day of the Reference Period and any Operating Expense or Cost Reduction with respect to such Acquisition shall be included in such calculation, (ii) transactions giving rise to the need to calculate any financial ratio under this Agreement shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness during the Reference Period or subsequent to the Reference Period and on or prior to the determination date (and the application of the proceeds therefrom, including to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based on the average daily balance during the Reference Period), and (iv) the Consolidated Interest Expense of such person attributable to interest on any Indebtedness bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the determination date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to any Rate Hedging Agreement (which shall remain in effect for the 12-month period immediately following the determination date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "Pro Forma Financial Statements and Projections" mean the pro forma financial statements giving effect to the Acquisition and projections of the financial results of the Borrowers previously furnished by the Borrowers to the Administrative Agent and the Lenders.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.6.

         "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities

         "Revolving Credit Advance" means a borrowing hereunder (or continuation or conversion thereof) consisting of the several Revolving Credit Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Company of the same Type and in the case of Fixed Rate Advances, for the same Interest Period.

         "Revolving Credit Loans" means, with respect to a Lender, such Lender's loan made pursuant to Section 2.1.

         "Revolving Credit Note" means any promissory note issued at the request of a Lender to evidence the Revolving Credit Loans pursuant to Section 2.14 in the form of Exhibit F.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "Subsidiary Borrower" means each Subsidiary Borrower listed as a Subsidiary Borrower in Schedule 1.1 as amended from time to time in accordance with Section 8.2.2.

         "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) with respect to Section 6.12 only, represents more than 25% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as of the Closing Date.

         "Swing Loans" is defined in Section 2.21.

         "Syndication Agent" means, Wachovia Bank, in its capacity as Syndication Agent hereunder and not in its individual capacity as a Lender. "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, a Eurodollar Advance or Competitive Bid Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Company and its Subsidiaries and of the Company's and its Subsidiaries' material customers, suppliers and vendors.

         "Year 2000 Program" is defined in Section 5.19.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.



                                   ARTICLE II

                                   THE CREDITS

         2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Credit Loans to each Borrower and (ii) participate in Facility LCs issued upon the request of a Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment. Each Lender may also, in its sole discretion, make bids to make Competitive Bid Loans in accordance with
Section 2.5 provided that at no time may the Aggregate Outstanding Credit Exposure exceed the Aggregate Commitment. Subject to the terms of this Agreement, each Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in
Section 2.20.

         2.2. Required Payments; Termination. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

         2.3. Ratable Revolving Credit Loans. Each Revolving Credit Advance hereunder shall consist of Revolving Credit Loans made from the several Lenders ratably according to their Pro Rata Shares.

         2.4. Types of Advances. The Revolving Credit Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by a Borrower in accordance with Sections 2.9 and 2.10.

         2.5    Competitive Bid Loans.

         2.5.1 Competitive Bid Option. In addition to Revolving Credit Advances pursuant to Section 2.1, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1) as to the maximum aggregate principal amount of all outstanding Revolving Credit Advances hereunder, the Borrower may, as set forth in this Section 2.5, request the Lenders, prior to the Facility Termination Date, to make offers to make Competitive Bid Advances to any Borrower; provided, however, that (i) the aggregate principal amount of Competitive Bid Loans outstanding at any time shall not exceed $100,000,000 and (ii) Competitive Bid Loans may not be outstanding if any Revolving Credit Loans are outstanding. Each Lender may, but shall have no obligation to, make such offers and any Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
Section 2.5.

         2.5.2 Competitive Bid Quote Request. When a Borrower wishes to request offers to make Competitive Bid Loans under Section 2.5.1, it shall transmit to the Administrative Agent by telex or telecopy a Competitive Bid Quote Request so as to be received no later than (i) 10:00 a.m. (Detroit time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (Detroit time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction, and in each case specifying:

                (a) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

                (b) the aggregate principal amount of such Competitive Bid Advance, which shall be $5,000,000 or a larger multiple of $1,000,000;

                (c) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both; and

                (d) the Interest Period applicable thereto (which may not end after the Facility Termination Date).

A Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurodollar Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within three Business Days (or upon reasonable prior notice to the Lenders, such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof). A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit B hereto (other than in respect of a Borrower's name) shall be rejected, and the Administrative Agent shall promptly notify the Borrower of such rejection by telex or telecopy.

         2.5.3 Invitation for Competitive Bid Quotes. Promptly and in any event before 12:00 p.m. (Detroit time) on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.5.2, the Administrative Agent shall send to each of the Lenders by telex or telecopy an Invitation for Competitive Bid Quotes which shall constitute an invitation by the requesting Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with Section 2.5.

         2.5.4 Submission and Contents of Competitive Bid Quotes. (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.5.4 and must be submitted to the Administrative Agent by telex or telecopy at its offices specified in or pursuant to Article XIII not later than (a) (I) 1:45 p.m. (Detroit time) in the case of Bank One and
(II) 2:00 p.m. (Detroit time) in the case of each other Lender, at least four Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) (I) 8:45 a.m. (Detroit time) in the case of Bank One and (II) 9:00 a.m. (Detroit time) in the case of each other Lender on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree, provided that Bank One shall always be required to submit its Competitive Bid Quotes not less than fifteen minutes prior to the other Lenders). Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the requesting Borrower.

                (ii)   Each Competitive Bid Quote shall in any case specify:

                (a) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

                (b) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000 in excess thereof, and
(3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

                (c) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%);

                (d) the minimum or maximum amount, if any, of the Competitive Bid Loan which may be accepted by a Borrower and/or the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans from such Lender which may be accepted by a Borrower;

                (e) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%);

                (f) the applicable Interest Period (which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes); and

                (g)    the identity of the quoting Lender.

                (iii) The Administrative Agent shall reject any Competitive Bid Quote that:

                (a) is not substantially in the form of Exhibit A hereto or does not specify all of the information required by Section 2.5.4;

                (b) contains qualifying, conditional or similar language, other than any such language contained in Exhibit A hereto;

                (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                (d)    arrives after the time set forth in Section 2.5.4.

If any Competitive Bid Quote shall be rejected pursuant to this Section 2.5.4, then the Administrative Agent shall notify the relevant Lender of such rejection as soon as practical.

         2.5.5 Notice to the Borrower. The Administrative Agent shall promptly notify the requesting Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.5.4 and (ii) of any Competitive Bid Quote that is in accordance with Section 2.5.4 and amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins or Absolute Rates, as the case may be, so offered.

         2.5.6 Acceptance and Notice by the Borrower. Subject to the receipt of the notice from the Administrative Agent referred to in Section 2.5.5, not later than (i) 10:00 a.m. (Detroit time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (Detroit time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.5.5; provided, however, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.5.4(ii)(d)); provided that:

                (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                (b) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Absolute Rates, as the case may be;

                (c) the Borrower may not accept any offer of the type described in Section 2.5.4(iii) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement; and

                (d) the principal amount of each Competitive Bid Advance must be $5,000,000 or a larger multiple of $1,000,000.

         2.5.7 Allocation by the Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $ 1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event by 11:00 a.m. (Detroit time) on the same Business Day the Administrative Agent receives a Competitive Bid Borrowing Notice, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

         2.5.8 Administration Fees. The Borrowers hereby agree to pay to the Administrative Agent, for its sole account, administration fees for Competitive Bid Quote Requests in such amounts as are from time to time agreed upon by the Borrowers and the Administrative Agent.

         2.5.9 Evidence of Competitive Bid Loans. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Competitive Bid Loan of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

         The Administrative Agent shall maintain on its books and records, with a subaccount for each Lender, in which books and records shall be recorded (i) the amount of each Competitive Bid Loan made hereunder, and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from a Borrower to each Lender hereunder in respect of its Competitive Bid Loans and (iii) the amount of any sum received by the Administrative Agent hereunder from a Borrower in respect of each Competitive Bid Loan of such Lender and each applicable Lender's share thereof.

         The books and records of the Administrative Agent and of each Lender maintained pursuant to this Section shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Competitive Bid Loans made to a Borrower by such Lender in accordance with the terms of this Agreement.

         Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender a promissory note of such Borrower evidencing the Competitive Bid Loans of such Lender, substantially in the form of Exhibit G with appropriate insertions as to date and principal amount (each, a "Competitive Bid Note"); provided, that the delivery of such Competitive Bid Notes shall not be a condition precedent to the Closing Date.

          2.6. Facility Fee; Reductions in Aggregate Commitment. The Company agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a facility fee at a per annum rate equal to the Applicable Fee Rate on the average daily Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least five Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued facility fees shall be payable on the Closing Date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

          2.7. Minimum Amount of Each Revolving Credit Advance. Each Revolving Credit Loan shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

          2.8. Optional Principal Payments. The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Administrative Agent. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Administrative Agent.

           2.9. Method of Selecting Types and Interest Periods for New Revolving Credit Advances; Funding of Loans. (i) A Borrower shall select the Type of Revolving Credit Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. A Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Detroit time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

      (a)    the Borrowing Date, which shall be a Business Day, of such Advance,

      (b)    the aggregate amount of such Advance,

      (c)    the Type of Advance selected, and

      (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

(ii) Not later than noon (Detroit time) on each Borrowing Date, each Lender shall make available its Loan or Loans (including any Competitive Bid Loan) in funds immediately available in Detroit to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower requesting such loan at the Administrative Agent's aforesaid address.

          2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.10 or are repaid in accordance with Section 2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) a Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.7, a Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. A Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Detroit time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

      (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

    (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.11. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon a Borrower's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

         2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.

         2.13. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the applicable Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the relevant Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.13 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by any Borrower to the LC Issuer pursuant to Section 2.20.6.

         2.14. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from any Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, each Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.15. Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons to the Administrative Agent or any Lender in good faith believes to be acting on behalf of a Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.16. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, facility fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.18. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Company in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.19. Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.20.  Facility LCs.

                2.20.1. Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of a Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $10,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance.

                2.20.2. Participations. Upon the issuance or modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                2.20.3. Notice. Subject to Section 2.20.1, a Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Detroit time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Company shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                2.20.4. LC Fees. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date (each such fee described in this sentence an "LC Fee"). The Borrowers shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee equal to 0.125% per annum on the average daily undrawn amount under each standby Facility LC, and
         (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                2.20.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the relevant Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to each Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by a Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Detroit time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                2.20.6. Reimbursement by Company. Each Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither any Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by a Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from a Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to
         Section 2.20.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article IV), a Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                2.20.7. Obligations Absolute. The Borrowers' obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. Each Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and each Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of any Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Each Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not put the LC Issuer or any Lender under any liability to any Borrower. Nothing in this Section 2.20.7 is intended to limit the right of any Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

                2.20.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper

         Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                2.20.9. Indemnification. Each Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights any Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that no Borrower shall be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.20.9 is intended to limit the obligations of any Borrower under any other provision of this Agreement.

                2.20.10. Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

                2.20.11. Facility LC Collateral Account. Each Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the "Facility LC Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section
         8.1. Each Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of such Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.20.11 shall obligate any Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.


                2.20.12. Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.


         2.21.    Swing Loans.

                  (a) Making of Swing Loans. The Administrative Agent will make available revolving loans (the "Swing Loans") to any Borrower solely for the Administrative Agent's own account, from time to time prior to the Facility Termination Date in Dollars or any Agreed Currency up to an aggregate Dollars Equivalent at any one time outstanding not to exceed the lesser of $25,000,000 or the unused amount of the Aggregate Commitments; provided that the aggregate principal amount of Swing Loans denominated in Dollars may not exceed $10,000,000 at any time. The Administrative Agent may make Swing Loans (subject to the conditions precedent set forth in Article IV), provided that the Administrative Agent has received a request in writing or via telephone from an Authorized Officer of such Borrower for funding of a Swing Loan no later than such time required by the Administrative Agent, on the Business Day on which such Swing Loan is requested to be made. The Administrative Agent shall not make any Swing Loan in the period commencing one Business Day after the Administrative Agent becomes aware that one or more of the conditions precedent contained in Section 4.2 are not satisfied and ending upon the satisfaction or waiver of such condition(s). Each outstanding Swing Loan shall be payable on the Business Day following demand therefor, with interest at the rate agreed to between the Administrative Agent and such Borrower accrued thereon and shall otherwise be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to the Administrative Agent solely for its own account.

                  (b) Swing Loan Borrowing Requests. Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice for Swing Loans signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern, absent manifest error.

                  (c) Repayment of Swing Loans. At any time after making a Swing Loan, the Administrative Agent may request such Borrower to, and upon request by the Administrative Agent such Borrower shall, promptly request a Revolving Credit Advance from all Lenders to such Borrower and apply the proceeds of such Advance to the repayment of any Swing Loan owing by such Borrower not later than the Business Day following the Administrative Agent's request. Notwithstanding the foregoing, upon the earlier to occur of (a) three Business Days after demand is made by the Administrative Agent, and (b) the Facility Termination Date, each Borrower agrees that each Swing Loan outstanding in any Agreed Currency shall be immediately and automatically converted to and redenominated in Dollars equal to the Dollar Equivalent of each such Swing Loan determined as of the date of such conversion, and each Lender (other than the Administrative Agent) shall irrevocably and unconditionally purchase from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such Lender's Pro Rata Share of such Swing Loan and promptly pay such amount to the Administrative Agent in immediately available funds. Such payment shall be made by the other Lenders whether or not a Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not such Borrower has then requested an Advance in such amount. If any Lender fails to make available to the Administrative Agent, any amounts due to the Administrative Agent from such Lender pursuant to this Section, the Administrative Agent shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate for the first three Business Days after such Lender receives notice of such required purchase and thereafter, at the rate applicable to such Loan, payable (i) on demand, (ii) by setoff against any payments made to the Administrative Agent for the account of such Lender or (iii) by payment to the Administrative Agent by the Administrative Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any unpaid Swing Loan shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its Pro Rata Share of any unpaid Swing Loan on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Pro Rata Share of any unpaid Swing Loan.

         2.22 Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Swing Loan in any Agreed Currency, if there shall occur on or prior to the date of such Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent make it impracticable for the Swing Loan to be denominated in the Agreed Currency specified by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower, and such Loans shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Notice, unless the relevant Borrower notifies the Administrative Agent that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Notice.

         2.23 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due on the judgment to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due on the judgment to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the relevant Borrower.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES


         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

      (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Fixed Rate, Facility LCs or participations therein, or

      (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Loans), or

      (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Fixed Rate Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC issuer in connection with its Fixed Rate Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Fixed Rate Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Fixed Rate Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Fixed Rate Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrowers shall pay such Lender such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrowers shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. Taxes. (i) All payments by a Borrower to or for the account of any Lender, the LC Issuer or the Administrative Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, each Borrower hereby agrees to pay any present or future stamp, intangible or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

         (iii) Each Borrower hereby agrees to indemnify the Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this

Agreement, (i) deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Company and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Company with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Company shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Company (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Company of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.



                                   ARTICLE IV

                              CONDITIONS PRECEDENT


         4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrowers have furnished to the Administrative Agent with sufficient copies for the Lenders:

      (i) Copies of the articles or certificate of incorporation of each Borrower and each Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (ii) Copies, certified by the Secretary or Assistant Secretary of each Borrower and each Guarantor, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Borrower or such Guarantor is a party.

    (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower or such Guarantor authorized to sign the Loan Documents to which such Borrower or such Guarantor is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower or such Guarantor.

     (iv) A certificate, signed by the chief financial officer of the Company, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

      (v) A written opinion of the Borrowers' counsel and the Guarantors', addressed to the Lenders in substantially the form of Exhibit H.

     (vi) Any Notes requested by a Lender pursuant to Section 2.14 payable to the order of each such requesting Lender.

    (vii) Written money transfer instructions, in substantially the form of Exhibit I, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

    (viii) If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

      (ix)      A Guaranty duly executed by each Guarantor.

       (x) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2. Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

       (i)      There exists no Default or Unmatured Default.

      (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

     (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

          Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 4.2(i) and
(ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit J as a condition to making an Credit Extension.



                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


          Each of the Company and the Subsidiary Borrowers (insofar as the representations and warranties set forth below relate to such Subsidiary Borrower) represents and warrants to the Lenders that:

          5.1. Existence and Standing. Each of the Company and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to obtain such authority could not reasonably be expected to have a Material Adverse Effect.

          5.2. Authorization and Validity. Each Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrowers of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which they are a party constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrowers of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or (ii) the Company's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

          5.4. Financial Statements. The December 31, 1998, consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

          5.5. Material Adverse Change. Since December 31, 1998 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          5.6. Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists and except for such failures to file or pay, if any, as would not reasonably be expected to have a Material Adverse Effect. The United States income tax returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1990. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate in accordance with Agreement Accounting Principles and customary industry standards.

          5.7.  Litigation and Contingent Obligations Except as set forth on
Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 5.7, neither the Company nor any Subsidiary have any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

          5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Company nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. Accuracy of Information. No information, exhibit or report furnished by the Company or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13. Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. On the date of this Agreement, the Company and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.14, to all of the Property and assets reflected in the Company's most recent consolidated financial statements provided to the Administrative Agent as owned by the Company and its Subsidiaries.

         5.15. Plan Assets; Prohibited Transactions. The Company is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company due to Environmental Laws. On the basis of this consideration, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Year 2000. The Company has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Company does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.



                                   ARTICLE VI

                                    COVENANTS


         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

         (i) Within 120 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the consolidated statements of income and cash flow of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and accompanied by an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Company's independent certified public accountants) audit opinion thereon by independent certified public accountants of recognized standing stating that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries and the results of their operations in conformity with Agreement Accounting Principles.

         (ii) Within 50 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, the quarterly consolidated financial statements of the Company and its Subsidiaries including the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, consolidated statements of income of the Company and its Subsidiaries for such quarter and consolidated statements of income and cash flow for the period from the beginning of the Company's then fiscal year to the end of such quarter unaudited but certified as presenting in all material respects the financial position of the Company and its Subsidiaries and the results of their operations in accordance with Agreement Accounting Principles (subject to year-end adjustments) by the President, the Chief Financial Officer, the Chief Accounting Officer, or the Treasurer of the Company.

         (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit J signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating, to the best of his or her knowledge, that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

         (v) As soon as possible and in any event within 30 days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

         (vi) As soon as possible and in any event within 30 days after receipt by the Company, a copy of (a) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (vii) As soon as possible and in any event within 30 days after the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

         (viii) As soon as possible and in any event within 30 days after the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.

         (ix) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3. Notice of Default. The Company will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to obtain such authority could not reasonably be expected to have a Material Adverse Effect.

         6.5. Taxes. The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and except for such failures to file or pay, if any, as would not reasonably be expected to have a Material Adverse Effect.

         6.6. Insurance. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to any Lender upon request full information as to the insurance carried.

         6.7. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         6.8. Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. Inspection. The Company will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.

         6.10. Subsidiary Indebtedness. The Company will not permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

      (i)        The Loans and the Reimbursement Obligations.

     (ii)        Indebtedness existing on the date hereof and described in
                 Schedule 6.10.

    (iii)        Indebtedness of any Subsidiary to the Company or any other
                 Subsidiary.

     (iv)        Other Indebtedness in an aggregate amount not exceeding
                 $10,000,000.

         6.11. Merger. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may merge into the Company or a Wholly-Owned Subsidiary and (ii) provided that no Default or Unmatured Default shall have occurred and be continuing or would result therefrom on a Pro Forma Basis reasonably acceptable to the Administrative Agent, the Company or any Subsidiary may merge or consolidate with any other corporation so long as the Company or such Subsidiary is the surviving corporation.

         6.12. Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

     (i)         Sales of inventory in the ordinary course of business.

     (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section (A) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion (as determined in accordance with clause (i) of such definition) of the Property of the Company and its Subsidiaries and (B) during the period from the Closing Date and ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion (as determined in accordance with clause (ii) of such definition) of the Property of the Company and its Subsidiaries.

         6.13. Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments in, or Acquisition of, any entity which is not or, will not be, consolidated in the Company's consolidated financial statements except such Investments and Acquisitions not exceeding $20,000,000 in aggregate amount.

         6.14. Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries.

     (v)         Liens existing on the date hereof and described in Schedule
                 6.14.

     (vi) Liens securing Indebtedness which are not otherwise permitted by the foregoing clauses of this Section 6.14, provided that the aggregate outstanding principal amount of the Indebtedness secured by all such Liens does not exceed $25,000,000.

         6.15. Year 2000. The Company will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Administrative Agent, the Company will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

         6.16. Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction.

         6.17.   Financial Covenants.

                 6.17.1. Interest Coverage Ratio. The Company will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than 2.5 to 1.0.

                 6.17.2. Leverage Ratio. The Company will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 3.0 to 1.0.

                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any facility fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3.    The breach by any Borrower of any of the terms or provisions of
Article VI, other than Sections 6.5, 6.6, 6.7, 6.8 or 6.14.

         7.4. The breach by any Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Administrative Agent or any Lender.

         7.5. Failure of the Company or any of its Subsidiaries or any Guarantor to pay when due any Indebtedness aggregating in excess of $5,000,000 ("Material Indebtedness"); or the default by the Company or any of its Subsidiaries or any Guarantor in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Company or any of its Subsidiaries or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6.    The Company or any of its Subsidiaries or any Guarantor shall
(i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Company or any of its Subsidiaries, or any Guarantor a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Guarantor or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any of its Subsidiaries or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Company and its Subsidiaries or any Guarantor which, when taken together with all other Property of the Company and its Subsidiaries or any Guarantor so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9. The Company or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event shall occur in connection with any Plan.

         7.11. The Company or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Company, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.12. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


         8.1. Acceleration; Facility LC Collateral Account. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives, and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (iii) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuer under the Loan Documents.

         (iv) At any time while any Default is continuing, neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

         (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Company, rescind and annul such acceleration and/or termination.

         8.2.    Amendments.

         8.2.1 Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

      (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

     (ii)        Reduce the percentage specified in the definition of Required
                 Lenders.

    (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Company to assign its rights under this Agreement.

     (iv)        Amend this Section 8.2.

      (v)        Release any Guarantor.

         8.2.2   In addition to amendments effected pursuant to the foregoing,
Schedule 1.1 may be amended as follows:

         (i) Schedule 1.1 will be automatically amended to add Subsidiaries of the Company as additional Subsidiary Borrowers upon (A) execution and delivery by the Borrowers, the Guarantors, any such Subsidiary Borrower and the Administrative Agent, of a Joinder Agreement providing for any such Subsidiary to become a Subsidiary Borrower, (B) delivery to the Administrative Agent of (a) an opinion of counsel in respect of such additional Subsidiary Borrower, (b) such other documents with respect thereto as the Administrative Agent shall reasonably request and (c) the written approval of the Administrative Agent in its sole discretion.

         (ii) Schedule 1.1 will be automatically amended to remove any Subsidiary as a Subsidiary Borrower upon (A) written notice by the Company to the Administrative Agent to such effect and (B) repayment in full of all outstanding Loans and all other obligations pursuant to any Loan Document of such Subsidiary Borrower.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of any Borrower to satify the conditions precedent to such Credit

Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.



                                   ARTICLE IX

                               GENERAL PROVISIONS


         9.1. Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer not any Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letters described in
Section 9.6 and 10.13.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. Expenses; Indemnification. (i) The Borrowers shall reimburse the Administrative Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent subject to any letter agreement regarding any fee cap arrangements between the Company and counsel to the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Administrative Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Administrative Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Company under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. Each Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of a Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

         (ii) Each Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger, the LC Issuer and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, the LC Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of, or violation of applicable laws or any of the Loan Document by, the party seeking indemnification. The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         9.8. Accounting Interpretation. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Company and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Company's audited financial statements. In the event that the Company or the Required Lenders believe that there has been a change in generally accepted accounting principles from those utilized in preparing the financial statements referred to in Section 5.4 which materially affect (whether favorably or adversely) compliance under Article VI of this Agreement, each of the Lenders and the Borrowers agrees to negotiate an amendment to this Agreement to bring the Borrowers into substantially the same compliance with respect to Article VI immediately preceding such change in generally accepted accounting principles. If no resolution of such item or items of compliance is effected, the Borrowers and the Lenders agree, for the purposes of the disputed item or items only, to determine compliance by using Agreement Accounting Principles. All financial covenants hereunder shall be calculated for all purposes, including without limitation calculation of the Applicable Margin and Applicable Fee Rate, on a Pro Forma Basis acceptable to the Administrative Agent except to the extent otherwise required hereunder. No Borrowers will change its fiscal year. For purposes of Article VI and VII (including any baskets or limitations expressed in Dollars therein) of this Agreement, any Indebtedness, Investment or other amount made, outstanding or incurred in any currency other than Dollars shall be deemed to be the Dollar Equivalent thereof. Each Borrower further agrees to take all necessary and reasonable action to permit the Administrative Agent and the Lenders to rely on the audited financial statements of the Borrower and its Subsidiaries, including without limitation obtaining any acknowledgements or other consents from the Borrowers' auditors as may be required under applicable law and are customarily available.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of the Borrower's business or operations. Each Borrower agrees that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by such Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4. Each Lender shall endeavor to give prior notice to the Company of any disclosure pursuant to foregoing clauses (iv) or (v). A determination by a Lender or the Administrative Agent as to the application of the circumstances described in the foregoing clauses (i) - (vii) shall be conclusive in good faith.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

         9.13 Joint and Several Obligations; Contribution Rights; Savings Clause. (a) Notwithstanding anything to the contrary set forth herein or in any Note or in any other Loan Document, the obligations of the Domestic Borrowers hereunder and under the Notes and the other Loan Documents are joint and several.

                 (b) If any Borrower makes a payment in respect of the Obligations it shall have the rights of contribution set forth below against the other Borrowers; provided that no Borrower shall exercise its right of contribution until all the Obligations shall have been finally paid in full in cash. If any Borrower makes a payment in respect of the Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers an amount such that the net payments made by the Borrower in respect of the Obligations shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. If any Borrower receives any payment that is greater in proportion to the amount of its Payment Shares than the payments received by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Borrowers an amount such that the payments received by the Borrowers shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Obligations shall be finally paid in full in cash.

         For purposes hereof, the "Payment Share" of each Borrower shall be the sum of (a) the aggregate proceeds of the Obligations received by such Borrower plus (b) the product of (i) the aggregate Obligations remaining unpaid on the date such Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Obligations attributed to such Borrower pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Borrower's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of such Borrower), and the denominator of which is the aggregate net worth of all Borrowers on such effective date.

                 (c) It is the intent of each Borrower, the Administrative Agent and the Lenders that each Borrower's maximum Bank Obligations shall be, but not in excess of:

                       (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Obligations are incurred, the maximum amount that would not otherwise cause the Obligations (or any other obligations of such Borrower to the Administrative Agent and the Lenders) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                       (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Obligations are incurred, the maximum amount that would not otherwise cause the Obligations (or any other obligations of such Borrower to the Administrative Agent and the Lenders) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of
Section 544 of the Bankruptcy Code;

                       (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Obligations (or any other obligations of such Borrower to the Administrative Agent and the Lenders) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

                  (d) The Domestic Borrowers acknowledge and agree that they have requested that the Lenders make credit available to the Borrowers with each Domestic Borrower expecting to derive benefit, directly and indirectly, from the loans and other credit extended by the Banks to the Borrowers.

                  (e) The joint and several obligations of the Domestic Borrowers described in this Section 9.13 shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (i) any amendment, assignment, transfer, modification of or addition or supplement to the Obligations, this Agreement, any Note or any other Loan Document, except to the extent any such amendment, assignment, transfer or modification specifically relates to the matters set forth in Section 9.13; (ii) any extension, indulgence, increase in the Obligations or other action or inaction in respect of any of the Loan Documents or otherwise with respect to the Obligations, or any acceptance of security for, or guaranties of, any of the Obligations or Loan Documents, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security or abstaining from taking advantage or of realizing upon any guaranties or upon any security interest in any such security; (iii) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Loan Documents; (iv) any waiver by the Lenders or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Loan Documents, any guaranties or otherwise with respect to the Obligations; (v) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement or any of the other Loan Documents;
(vi) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition by any Borrower or any other holder of any shares of capital stock of any Borrower;
(vii) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower; (viii) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Obligations or contained in any of the Loan Documents by operation of law; or (ix) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Borrower hereunder, including without limitation any act or omission by the Administrative Agent, or any Lender or any other any person which increases the scope of such Borrower's risk; and in each case described in this paragraph whether or not any Borrower shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Borrower. Each Borrower warrants to the Lenders that it has adequate means to obtain from each other Borrower on a continuing basis information concerning the financial condition and other matters with respect to the Borrowers and that it is not relying on the Administrative Agent or the Lenders to provide such information either now or in the future.

         9.14 Waivers, Etc. Each Borrower unconditionally waives: (a) notice of any of the matters referred to in Section 9.13(e) above; (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of the Administrative Agent, or the Lender, including, without limitation, presentment to and demand of payment or performance from the other Borrowers and protect for non-payment or dishonor; (c) any right to the exercise by the Administrative Agent, or any Lender of any right, remedy, power or privilege in connection with any of the Loan Documents; (d) any requirement that the Administrative Agent, or any Lender, in the event of any default by any Borrower, first make demand upon or seek to enforce remedies against, such Borrower or any other Borrower before demanding payment under or seeking to enforce this Agreement against any other Borrower; (e) any right to notice of the disposition of any security which the Administrative Agent, or any Lender may hold from any Borrower or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (f) all errors and omissions in connection with the Administrative Agent, or the Lender's administration of any of the Obligations, any of the Loan Documents', or any other act or omission of the Administrative Agent, or any Lender which changes the scope of the Borrower's risk, except as a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender. The obligations of each Borrower hereunder shall be complete and binding forthwith upon the execution of this Agreement and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.


         9.15 Power of Attorney. Each Subsidiary Borrower hereby grants to the Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Subsidiary Borrower hereby explicitly acknowledges that the Administrative Agent and each Lender has executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by each Subsidiary Borrower hereunder is coupled with an interest.

         9.16 Interest Rate Limitation. Notwithstanding any provisions of the Loan Document, in no event shall the amount of interest paid or agreed to be paid by any Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the Loan Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to the Lenders have been paid in full.



                                    ARTICLE X

                                    THE AGENT


         10.1. Appointment; Nature of Relationship. Bank One, Michigan is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Borrower or any Guarantor of any of the Obligations or of any Borrower's or any such Guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by any Borrower to the Administrative Agent at such time, but is voluntarily furnished by any Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         10.8. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and
(ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of any Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the

Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

         10.13. Administrative Agent's Fee. The Company agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Company and the Administrative Agent pursuant to a letter agreement, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

         10.15 Other Agents. No Lender identified on the facing page of this Agreement or otherwise designated pursuant hereto at any time as "Documentation Agent", "Syndication Agent" or "Managing Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as Lenders. Without limiting the foregoing, no Lender so identified as a "Documentation Agent", "Syndication Agent" or "Managing Agent" or the Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified or the Arranger in deciding to enter into this Agreement or in taking or not taking action hereunder, and any Lender so identified and the Arranger shall be entitled to the same indemnifications and other protections as provided in this Article X for the Administrative Agent.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS


         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure which is then due and owing (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.



                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with
Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of any Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

         12.2.   Participations.

                 12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant (other than any Participant which is an affiliate of any Lender), any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, fees or any Reimbursement Obligation or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of or interest on any Loan in which such Participant has an interest, or any regularly scheduled payment of fees on any such Credit Extension or Commitment, releases any guarantor of any such Credit Extension or releases any collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all of any other collateral, if any, securing any such Credit Extension.

                  12.2.3. Benefit of Setoff. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3.    Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit K or in such other form as may be agreed to by the parties thereto. The consent of the Company and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Company shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Company and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

                  12.3.2. Effect; Closing Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the Closing Date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the Closing Date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Company shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4. Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).



                                  ARTICLE XIII

                                     NOTICES


         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

         13.2. Change of Address. The Borrowers, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.



                                   ARTICLE XIV

                                  COUNTERPARTS


         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Administrative Agent, the LC Issuer and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.



                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.


         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF MICHIGAN.

         15.2. CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MICHIGAN STATE COURT SITTING IN DETROIT, MICHIGAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DETROIT, MICHIGAN.

         15.3. WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, the Borrowers, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.


                                   KAYDON CORPORATION


                                   By:
                                      ------------------------------------------
                                          Brian Campbell
                                          Title: Chairman and President

                                          315 East Eisenhower Parkway,
                                          Suite 300
                                          Ann Arbor, Michigan
                                          Attention: Chairman
                                          Telephone:  (734) 747-7025
                                          Facsimile:  (734) 747-6928

                                   KAYDON RING AND SEAL, INC.
                                   ELECTRO-TEC CORP.
                                   THE COOPER SPLIT ROLLER BEARING CORP.
                                   INDUSTRIAL TECTONICS, INC
                                   KAYDON ACQUISITION CORP. III
                                   KAYDON ACQUISITION CORP. V
                                   KAYDON ACQUISITION VII, INC.
                                   GREAT BEND INDUSTRIES, INC.
                                   KAYDON ACQUISITION IX, INC.


                                   By:
                                      ------------------------------------------
                                          Brian Campbell
                                          Title: President of each of the
                                          entities above

                                          315 East Eisenhower Parkway,
                                          Suite 300
                                          Ann Arbor, Michigan
                                          Attention: President
                                          Telephone:  (734) 747-7025
                                          Facsimile:  (734) 747-6928

         COMMITMENT
                                   BANK ONE, MICHIGAN, Individually as
         $75,000,000               a Lender and as Administrative Agent

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------

                                               611 Woodward Avenue
                                               Detroit, Michigan  48226

                                          Attention:
                                          Telephone:       (313) 225-
                                          Facsimile:       (313) 225-


         $50,000,000               WACHOVIA BANK, Individually as a Lender
                                   and as Syndication Agent

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------
                                               191 Peachtree Street NE
                                               Atlanta, Georgia  30303

                                          Attention:  Kathryn Proctor
                                          Telephone:       (404) 332-4036
                                          Facsimile:       (404) 332-6898

         $50,000,000               SUNTRUST BANK, TAMPA BAY, Individually
                                   as a Lender and as Documentation Agent

                                   By:
                                      ------------------------------------------
                                   Print Name:
                                              ----------------------------------
                                   Title:
                                         ---------------------------------------
                                   Notices for Business and/or Credit Matters:
                                               401 East Jackson St., 20th Floor
                                               Tampa, Florida  33602

                                          Attention:  Donald J. Campisano
                                          Corporate & Investment Banking
                                          Telephone:       (813) 224-2397
                                          Facsimile:       (813) 224-2833

                                   Notices for Administrative Matters:
                                          Attention:  Peggy Corbet
                                          Corporate & Investment Banking
                                          Telephone:       (407) 237-5028
                                          Facsimile:       (407) 237-5342

         $50,000,000               COMERICA BANK, Individually as a Lender
                                   and as Managing Agent

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------
                                               500 Woodward Ave., MC3268
                                               Detroit, Michigan  48226

                                          Attention:  David Bird
                                          Telephone:       (313) 222-5060
                                          Facsimile:       (313) 222-9514


         $25,000,000               THE NORTHERN TRUST COMPANY

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------
                                               50 S. LaSalle Street
                                               Chicago, Illinois  60675

                                          Attention:  Brian Beitz
                                          Telephone:       (312) 444-3987
                                          Facsimile:       (312) 444-7028


         $25,000,000               NATIONAL CITY BANK

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------
                                               1001 South Worth, R-J40-4A
                                               Birmingham, Michigan  48009

                                          Attention:  Carolann Morykwas
                                          Telephone:       (248) 901-2110
                                          Facsimile:       (248) 901-2033

         $25,000,000               THE BANK OF NEW YORK

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------
                                               One Wall Street
                                               New York, New York  10286

                                          Attention:  William Barnum
                                          Telephone:       (212) 635-1019
                                          Facsimile:       (212) 635-6434




         Total Commitments

         $300,000,000